Exhibit 107

Calculation of Filing Fee Table

           S-1

(Form Type)

                NovaBay Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

Security Type	Security Class Title(1)	Fee Calculation or Carry Forward Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Share	Maximum Aggregate Offering Price(2)	Fee Rate	Amount of Registration Fee
Equity	Common Stock, par value $0.01 per share(3)	457(c)	7,615,392	$0.68	$5,192,935.80	0.00011020	$572.26
Total Offering Amounts:					$5,192,935.80		$572.26
Total Fees Previously Paid:							—
Total Fee Offsets:							—
Net Fee Due:							—

(1)

The 7,615,392 shares of our common stock, par value $0.01 (“Common Stock”), being registered hereunder are being registered for sale or other distribution by the Selling Stockholders named in the prospectus that is part of this registration statement. Under Rule 416 of the Securities Act of 1933, as amended (the “Securities Act”), the shares being registered include such indeterminate number of shares of Common Stock as may be issuable with respect to the shares being registered in this registration statement as a result of any stock splits, stock dividends or other similar events.

(2)

The proposed maximum offering price per share and the proposed maximum aggregate offering price have been estimated solely for the purpose of calculating the amount of the registration fee in accordance with Rule 457(c) under the Securities Act, using the average of the high and low prices of our Common Stock as reported on the NYSE American on May 25, 2023, a date within five business days prior to the filing of this Registration Statement.

(3)

Consists of 7,615,392 shares of Common Stock issuable upon: (i) conversion of our Original Issue Discount Senior Secured Convertible Debentures Due November 1, 2024, (ii) the exercise of our outstanding long-term Series B-1 warrants to purchase Common Stock exercisable for a five-year period, and (iii) the exercise of our outstanding short-term Series B-2 warrants to purchase Common Stock exercisable for a two-year period.